PRESS RELEASE

CONTACT:
Scott Eckstein
Financial Relations Board
212-827-3766

ZAIS FINANCIAL CORP. REPORTS SECOND QUARTER 2014 RESULTS

Red Bank, NJ – August 12, 2014 – ZAIS Financial Corp. (NYSE: ZFC) (“ZAIS Financial” or the “Company”) today reported financial results for the three and six months ended June 30, 2014.

SECOND QUARTER 2014 AND RECENT HIGHLIGHTS

  GAAP net income of $25.9 million, or $2.47 per diluted weighted average share outstanding

  Core Earnings (a non-GAAP financial measure as defined below) of $3.2 million, or $0.36 per diluted weighted average share outstanding
  GAAP and Core Earnings for the second quarter were negatively impacted by expenses related to the evaluation of the previously announced GMFS acquisition and professional fees related to registration statement filings.
  Second quarter cash dividend of $0.40 per share of the Company’s common stock and operating partnership unit (“OP unit”) was declared on June 18, 2014 and paid on July 15, 2014

  Book value per share of common stock and OP unit of $22.37 as of June 30, 2014, as compared with $19.86 as of March 31, 2014

  Residential mortgage loan portfolio with an unpaid principal balance of $490.0 million and a fair value of $433.6 million, as of June 30, 2014

  Residential mortgage-backed securities (“RMBS”) consisting of non-Agency RMBS with a fair value of $227.3 million, as of June 30, 2014

  2.54x leverage ratio as of June 30, 2014

  On August 6, 2014, ZFC entered into a definitive agreement to acquire GMFS, LLC, a Baton Rouge, LA based mortgage company

“We are pleased to report solid second quarter results including a 12.6% sequential increase in book value per share, as well as increases in net interest and core income measures,” said Michael Szymanski, President and Chief Executive Officer of ZAIS Financial. “Furthermore, we recently announced the transformational acquisition of GMFS, a privately owned mortgage company, which serves as a next step for ZFC in its evolution as a mortgage operating company. This transaction enhances our ability to source mortgage credit investment opportunities, while also diversifying our revenue streams to include origination activities and mortgage servicing rights portfolio investments.”

SECOND QUARTER 2014 RESULTS

ZAIS Financial reported GAAP net income for the three months ended June 30, 2014 of $25.9 million, or $2.47 per diluted weighted average share outstanding compared with a net loss of $7.6 million, or $0.85 per diluted weighted average share outstanding for the three months ended June 30, 2013. The increase in net income was largely attributable to increases in other gains / (losses) of $33.2 million and net interest income of $1.6 million, partially offset by a $1.4 million increase in operating expenses. For the three months ended June 30, 2014, the Company reported Core Earnings (which excludes changes in unrealized gains or losses on mortgage loans, real estate securities and other investment securities, realized gains or losses on mortgage loans and real estate securities, gains or losses on derivative instruments and certain non-recurring adjustments) of $3.2 million, or $0.36 per diluted weighted average share outstanding compared with Core Earnings of $3.0 million, or $0.33 per diluted weighted average share outstanding for the quarter ended June 30, 2013. Core Earnings is a non-GAAP financial measure.

The Company had 7,970,886 shares of common stock outstanding as of June 30, 2014 and June 30, 2013, respectively.

At June 30, 2014 the Company’s book value was $22.37 per share of common stock and OP unit, compared with book value per share of common stock and OP unit of $19.86 as of March 31, 2014. The June 30, 2014 book value includes $3.6 million, or $0.40 per share of common stock and OP unit, in dividends payable related to the June 18, 2014 dividend declaration.

The Company earned interest income of $10.8 million for the three months ended June 30, 2014, compared with $5.9 million of interest income for the three months ended June 30, 2013. The increase in interest income was mainly due to the deployment of capital raised in the Company’s February 2013 IPO and the November 2013 issuance of 8% Exchangeable Senior Notes (“Notes”), which is now primarily allocated to whole loans. The purchase of whole loans into the portfolio increased interest income by $5.9 million. This increase was partially offset by a decrease in interest income from the RMBS portfolio due to the reallocation of capital to whole loans consistent with Company’s investment strategy. The Company incurred interest expense of $4.4 million for the three months ended June 30, 2014, compared with $1.2 million for the three months ended June 30, 2013. The increase in interest expense was due to an increase in borrowings from the loan repurchase facility used to finance the Company’s residential mortgage loan portfolio (the “Loan Repurchase Facility”) and the issuance of the Notes.

As of June 30, 2014, the weighted average net interest spread between the yield on the Company’s assets and the cost of funds, including the impact of interest rate hedging, was 4.06% for mortgage loans and 5.11% for non-Agency RMBS and other investment securities. As of June 30, 2013, the weighted average net interest spread between the yield on the Company’s assets and the cost of funds, including the impact of interest rate hedging, was 1.21% for Agency RMBS, 4.46% for non-Agency RMBS and 3.84% for mortgage loans.

The Company incurred operating expenses of $3.2 million for the three months ended June 30, 2014, compared with $1.8 million for the three months ended June 30, 2013. Professional fees increased by $0.7 million due to interim procedures performed by the independent auditors for the 2014 financial statement audit, quarterly tax procedures, additional legal and accounting expenses related to the Company’s registration statement filings on Form S-3 and legal expenses related to funding and financing structures for newly originated whole loans. Loan servicing fees increased by $0.5 million from the prior year period, due to the acquisition of whole loans as the Company executed on its investment strategy. General and administrative expenses increased by $0.2 million, largely attributable to due diligence costs and professional fees of $0.5 million related to the Company’s evaluation of the GMFS acquisition, which were partially offset by a decrease in whole loan transaction costs.

PORTFOLIO SUMMARY

As of June 30, 2014, ZAIS Financial held residential mortgage loans with an aggregate unpaid principal balance of $490.0 million and a fair value of $433.6 million, a diversified portfolio of non-Agency RMBS with a fair value of $227.3 million consisting primarily of senior tranches that were originally highly rated but subsequently downgraded and other investment securities with a fair value of $12.0 million.

During the three months ended June 30, 2014, the Company did not purchase or sell any mortgage loans. The Company acquired non-Agency RMBS with a principal balance of $0.1 million, during the three months ended June 30, 2014. During the same three-month period, ZAIS Financial did not sell any non-Agency RMBS. The Company did not purchase or sell any other investment securities during the second quarter.

During the three months ended June 30, 2014, ZAIS Financial was fully invested in its target assets contemplated by its long-term business plan.

LEVERAGE, DEBT AND HEDGING ACTIVITIES

As of June 30, 2014, ZAIS Financial had a leverage ratio of 2.54x. The Company had $506.1 million in aggregate borrowings outstanding as of June 30, 2014, under the Loan Repurchase Facility, four master securities repurchase agreements and the Notes. The Loan Repurchase Facility and master securities repurchase agreements are secured by portions of the Company’s mortgage loans, non-Agency RMBS and other investment securities, respectively, and bear interest at rates that have historically moved in close relationship to LIBOR. The Notes are the Company’s senior unsecured obligations and bear interest at a rate of 8% per year, payable semiannually in arrears on May 15th and November 15th of each year. The Notes mature on November 15, 2016.

As of June 30, 2014, the Company had an outstanding interest rate swaption agreement that represents an option that gives the Company the right, but not the obligation, to enter into a previously agreed upon interest rate swap contract on a future date. The notional amount of the Company’s interest rate swaption agreement as of June 30, 2014 was $225.0 million. ZAIS Financial also had outstanding interest rate swap agreements designed to mitigate the effects of increases in interest rates on a portion of its repurchase agreements. These interest rate swap agreements provide for the Company to pay fixed interest rates and receive floating interest rates indexed to LIBOR, effectively fixing the floating interest rates on $17.2 million of borrowings under its repurchase agreements as of June 30, 2014.

GMFS LLC

As previously disclosed, on August 6, 2014, ZFC entered into a definitive agreement to acquire GMFS, LLC ("GMFS"), a privately-owned, Baton Rouge, LA-based mortgage company. The acquisition, in the form of a merger of a wholly owned subsidiary of the Company into GMFS, is subject to customary closing conditions as well as receipt of regulatory and seller/servicer related approvals relating to the transfer of GMFS's licenses. The Company anticipates that the closing will occur in the fourth quarter of 2014. Upon closing, the Company expects GMFS to continue to operate under its existing name, and under the leadership of the current management team.

The purchase price will consist of cash payable at closing, estimated at approximately $61 million, two contingent $1 million deferred premium payments payable in cash over two years, plus potential additional consideration based on future loan production and profits which will be payable over a four year period if certain conditions are met.

GMFS primarily originates Agency and government guaranteed residential mortgage loans in the southern U.S., and holds the servicing rights on those mortgages. GMFS is licensed as a mortgage banker in 29 states. In 2013, GMFS originated approximately $1.4 billion in mortgage loans, generating net income of approximately $14.7 million. At December 31, 2013, GMFS held a portfolio of mortgage servicing rights ("MSR") of approximately $2.2 billion in unpaid principal balance.

COMMON STOCK DIVIDEND

On June 18, 2014, ZAIS Financial announced that its Board of Directors declared a cash dividend of $0.40 per share of the Company's common stock and OP unit for the three months ended June 30, 2014. The dividend was paid on July 15, 2014 to stockholders and OP unit holders of record as of the close of business on June 30, 2014.

The Company’s current policy is to pay quarterly distributions which will allow it to continue to qualify as a REIT. Taxable and GAAP earnings will typically differ due to differences in premium amortization and discount accretion, certain non-taxable unrealized and realized gains and losses, and non-deductible general and administrative expenses.

INVESTOR CONFERENCE CALL

Management will host a conference call today, August 12, 2014, at 10:00 a.m. eastern time to review the Company’s financial results. The number to call for this interactive teleconference is (719) 325-2402.

A replay of the conference call will be available through Tuesday August 19, 2014, by dialing (719) 457-0820 and entering the confirmation number, 3771538.

The live broadcast of the ZAIS Financial quarterly conference call will also be available online at the Company's website, www.zaisfinancial.com on Tuesday August 12, 2014, beginning at 10:00 a.m. eastern time. The online replay will follow shortly after the call and will be available for approximately one year.

SECOND QUARTER INVESTOR PRESENTATION

The Company’s Second Quarter Investor Presentation – June 30, 2014, is available on the Company’s website at www.zaisfinancial.com. To access the presentation, select the Q2 2014 Earnings Presentation link on the “Investor Relations” page on the Company’s website.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with generally accepted accounting principles (“GAAP”), this press release includes certain non-GAAP financial information, including Core Earnings. Core Earnings is a non-GAAP measure that the Company defines as GAAP net income, excluding changes in unrealized gains or losses on mortgage loans, real estate securities and other investment securities, realized gains or losses on mortgage loans and real estate securities, gains or losses on derivative instruments and certain non-recurring adjustments.

The Company believes that providing investors with this non-GAAP financial information, in addition to the related GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because Core Earnings is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with GAAP, it should be considered along with, but not as an alternative to, the Company's net income computed in accordance with GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company’s presentation of Core Earnings may not be comparable to other similarly-titled measures of other companies.

The following table reconciles net income computed in accordance with GAAP to Core Earnings:

ZAIS FINANCIAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO CORE EARNINGS

(Expressed in United States Dollars)	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income / (loss) - GAAP	$25,872,135	$(7,568,877)	$28,354,994	$(5,595,182)

Recurring adjustments for non-core earnings:
Change in unrealized gain or loss on mortgage loans	(21,960,921)	(1,596,197)	(22,650,525)	(1,567,291)
Change in unrealized gain or loss on real estate securities	(1,548,195)	15,642,642	(4,284,253)	14,739,365
Change in unrealized gain or loss on other investment securities	(905,862)	-	(1,276,626)	-
Realized (gain) on mortgage loans	(176,667)	(66,244)	(407,404)	(66,244)
Realized (gain) / loss on real estate securities	-	246,055	(73,619)	246,055
Loss / (gain) on derivative instruments	1,902,949	(3,698,381)	5,011,630	(3,979,525)
Core Earnings - non-GAAP	$3,183,439	$2,958,998	$4,674,197	$3,777,178

Core Earnings - per diluted weighted average share outstanding - non-GAAP	$0.36	$0.33	$0.53	$0.50

ZAIS FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(Expressed in United States Dollars)
	June 30, 2014	December 31, 2013
Assets	(unaudited)
Cash	$27,619,043	$57,060,806
Restricted cash	8,144,052	2,128,236
Mortgage loans, at fair value - $433,299,627 and $331,522,165 pledged as collateral, respectively	433,553,720	331,785,542
Real estate securities, at fair value - 197,404,343 and $183,722,511 pledged as collateral, respectively	227,293,536	226,155,221
Other investment securities, at fair value - $12,034,003 and $0 pledged as collateral, respectively	12,034,003	-
Derivative assets, at fair value	368,136	284,454
Other assets	4,148,627	2,666,799
Total assets	$713,161,117	$620,081,058
Liabilities
Loan repurchase facility	$293,609,481	$236,058,976
Securities repurchase agreements	156,343,944	138,591,678
Exchangeable Senior Notes	54,995,215	54,539,051
Derivative liabilities, at fair value	1,550,129	1,471,607
Dividends and distributions payable	3,559,120	8,452,910
Accounts payable and other liabilities	2,547,654	1,828,947
Accrued interest payable	1,550,258	1,369,327
Total liabilities	514,155,801	442,312,496

Stockholders’ equity
12.5% Series A cumulative non-voting preferred stock, $0.0001 par value; 50,000,000
shares authorized; zero shares issued and outstanding	-	-
Common stock $0.0001 par value; 500,000,000 shares authorized;
7,970,886 shares issued and outstanding	798	798
Additional paid-in capital	164,207,617	164,207,617
Retained earnings / (accumulated deficit)	14,062,821	(4,958,607)
Total ZAIS Financial Corp. stockholders' equity	178,271,236	159,249,808
Non-controlling interests in operating partnership	20,734,080	18,518,754
Total stockholders' equity	199,005,316	177,768,562
Total liabilities and stockholders' equity	$713,161,117	$620,081,058

ZAIS FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Expressed in United States Dollars)
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Interest income
Mortgage loans	$6,819,954	$903,953	$12,469,507	$932,859
Real estate securities	3,832,576	5,031,558	7,573,191	8,438,685
Other investment securities	178,690	-	281,555	-
Total interest income	10,831,220	5,935,511	20,324,253	9,371,544
Interest expense
Loan repurchase facility	2,260,080	289,296	4,090,987	289,296
Securities repurchase agreements	737,290	867,484	1,397,692	1,381,519
Exchangeable Senior Notes	1,419,015	-	2,831,658	-
Total interest expense	4,416,385	1,156,780	8,320,337	1,670,815
Net interest income	6,414,835	4,778,731	12,003,916	7,700,729
Other gains / (losses)
Change in unrealized gain or loss on mortgage loans	21,960,921	1,596,197	22,650,525	1,567,291
Change in unrealized gain or loss on real estate securities	1,548,195	(15,642,642)	4,284,253	(14,739,365)
Change in unrealized gain or loss on other investment securities	905,862	-	1,276,626	-
Realized gain on mortgage loans	176,667	66,244	407,404	66,244
Realized gain / (loss) on real estate securities	-	(246,055)	73,619	(246,055)
(Loss) / gain on derivative instruments	(1,902,949)	3,698,381	(5,011,630)	3,979,525
Total other gains / (losses)	22,688,696	(10,527,875)	23,680,797	(9,372,360)
Expenses
Professional fees	939,744	231,389	2,751,595	1,492,573
Advisory fee - related party	710,563	704,687	1,413,318	1,193,072
Loan servicing fees	600,747	114,534	972,879	114,534
General and administrative expenses	980,342	769,123	2,191,927	1,123,372
Total expenses	3,231,396	1,819,733	7,329,719	3,923,551
Net income / (loss)	25,872,135	(7,568,877)	28,354,994	(5,595,182)
Net income / (loss) allocated to non-controlling interests	2,698,204	(788,476)	2,956,858	(489,382)
Preferred dividends	-	-	-	15,379
Net income / (loss) attributable to ZAIS Financial Corp.
common stockholders	$23,173,931	$(6,780,401)	$25,398,136	$(5,121,179)
Net income / (loss) per share applicable to common stockholders:
Basic	$2.91	$(0.85)	$3.19	$(0.78)
Diluted	$2.47	$(0.85)	$2.79	$(0.78)
Weighted average number of shares of common stock:
Basic	7,970,886	7,970,886	7,970,886	6,564,284
Diluted	10,677,360	8,897,800	10,677,360	7,491,198

The following table sets forth certain information regarding the Company's mortgage loans as of June 30, 2014:

	Unpaid
	Principal	Premium	Amortized	Gross Unrealized (1)			Weighted Average
	Balance	(Discount)	Cost	Gains	Losses	Fair Value	Coupon	Yield(2)
Mortgage Loans
Performing
Fixed	$282,361,337	$(54,730,082)	$227,631,255	$24,102,606	$(1,640,726)	$250,093,135	4.51%	7.03%
ARM	176,654,287	(23,903,555)	152,750,732	10,012,628	(830,771)	161,932,589	3.68	6.94
Total performing	459,015,624	(78,633,637)	380,381,987	34,115,234	(2,471,497)	412,025,724	4.19	7.00
Non-performing(3)	30,948,785	(7,564,059)	23,384,726	1,013,933	(2,870,663)	21,527,996	5.09	7.65
Total Mortgage Loans	$489,964,409	$(86,197,696)	$403,766,713	$35,129,167	$(5,342,160)	$433,553,720	4.25%	7.03%
____________________

(1)	The Company has elected the fair value option pursuant to ASC 825 for its mortgage loans. The Company recorded a gain of $22.0 million for the three months ended June 30, 2014, as change in unrealized gain or loss on mortgage loans in the consolidated statements of operations.
(2)	Unleveraged yield.
(3)	Loans that are delinquent for 60 days or more are considered non-performing.

The following table sets forth certain information regarding the Company's RMBS and other investment securities as of June 30, 2014:

	Principal or
	Notional	Premium	Amortized	Gross Unrealized (1)			Weighted Average
	Balance	(Discount)	Cost	Gains	Losses	Fair Value	Coupon	Yield(2)
Real estate securities
Non-Agency RMBS
Alternative - A(3)	$156,601,029	$(72,068,376)	$84,532,653	$3,650,686	$(225,966)	$87,957,373	4.13%	7.41%
Pay option adjustable rate	33,037,784	(6,243,093)	26,794,691	771,606	(119,889)	27,446,408	0.73	6.92
Prime	101,800,879	(12,419,696)	89,381,183	4,482,363	(45,929)	93,817,617	4.68	6.73
Subprime	19,137,835	(1,499,380)	17,638,455	563,759	(130,076)	18,072,138	1.07	6.08
Total RMBS	$310,577,527	$(92,230,545)	$218,346,982	$9,486,414	$(521,860)	$227,293,536	3.70%	6.96%
Other investment
securities	$10,000,000	$757,377	$10,757,377	$1,276,626	$—	$12,034,003	5.40%	6.66%
____________________

(1)	The Company has elected the fair value option pursuant to ASC 825 for its real estate securities and other investment securities. The Company recorded a gain of $1.5 million for the three months ended June 30, 2014, as change in unrealized gain or loss on real estate securities in the consolidated statements of operations. The Company also recorded a gain of $0.9 million for the three months ended June 30, 2014, as change in unrealized gain or loss on other investment securities in the consolidated statements of operations.
(2)	Unleveraged yield.
(3)	Alternative – A RMBS includes an interest-only strip with a notional balance of $55.8 million.

The following table presents information about the Company's interest rate swap agreements as of June 30, 2014:

		Weighted	Weighted	Weighted
		Average Pay	Average	Average Years
Maturity	Notional Amount	Rate	Receive Rate	to Maturity
2023	$17,200,000	2.72%	0.23%	9.1
Total/Weighted average	$17,200,000	2.72%	0.23%	9.1

The following table presents information about the Company's interest rate swaption agreement as of June 30, 2014:

Swaption Expiration	Notional Amount	Strike Rate	Swap Maturity
2015	$225,000,000	3.64%	2025

ABOUT ZAIS FINANCIAL CORP.

ZAIS Financial Corp. is a real estate investment trust (“REIT”) which invests in, finances and manages a diversified portfolio of residential mortgage assets, other real estate-related securities and financial assets. The Company is externally managed and advised by ZAIS REIT Management, LLC, a subsidiary of ZAIS Group, LLC. Additional information can be found on the Company's website at www.zaisfinancial.com.

This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, a delay in the closing of the GMFS transaction; changes in future loan production; the Company’s ability to retain key managers of GMFS; the Company’s ability to integrate GMFS’s operations; availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage-related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company's Annual Report on Form 10-K filed on March 13, 2014 and other reports filed by the Company with the Securities and Exchange Commission (the “SEC”), copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.